Exhibit 99.1

Alan A. Villalon, Chief Financial Officer 952.417.3733 (Office)

FOR RELEASE (1.28.2026)

ALERUS FINANCIAL CORPORATION ANNOUNCES

Fourth QUARTER 2025 RESULTS, INCLUDING BALANCE SHEET REPOSITIONING

MINNEAPOLIS, MN (January 28, 2026) – Alerus Financial Corporation (Nasdaq: ALRS), or the Company, reported a net loss of $33.1 million for the fourth quarter of 2025, or $(1.27) per diluted common share, compared to net income of $16.9 million, or $0.65 per diluted common share, for the third quarter of 2025, and a net loss of $0.1 million, or $0.00 per diluted common share, for the fourth quarter of 2024.

During the fourth quarter of 2025, the Company sold $360.1 million of available-for-sale securities as part of a strategic balance sheet repositioning. The sale resulted in a one-time pre-tax net loss of $68.4 million. Proceeds from the sale were reinvested into new, higher yielding investment securities. Adjusted pre-provision net revenue (non-GAAP)(1) was $25.3 million, compared to $22.1 million for the third quarter 2025.

CEO Comments

President and Chief Executive Officer Katie O'Neill Lorenson said, “2025 was a defining year for Alerus. In our first full year integrating the HMN Financial, Inc. ("HMNF") acquisition, we exceeded our financial performance expectations with an adjusted return on average assets ("ROAA") (non-GAAP)(1) of 1.35% and adjusted efficiency ratio (non-GAAP)(1) of 64.45% for the year ended December 31, 2025. We demonstrated our capabilities as a high-quality consolidator with strong retention of team members and clients throughout the transaction and integration process.

We also took decisive strategic action to position the company for the next stage of growth. Our strategic balance sheet repositioning removed the drag of legacy low-yielding securities, and positions Alerus for higher profitability in 2026 and beyond. In parallel, we de-risked the loan portfolio by reducing commercial real estate ("CRE") concentrations, completing targeted loan sales, and managing renewals with greater selectivity, all while achieving strong commercial and industrial ("C&I") loan growth. These actions strengthened our capital and risk profile, with tangible common equity to tangible assets rising to 8.72% and reserves ending at 1.53% of loans.

Strong banking operating results were bolstered by differentiated and durable fee-based revenue, where Alerus maintained our position as an industry leader with adjusted noninterest income as a percentage of revenue (non-GAAP)(1) of 40.77%. Adjusted non-interest income (non-GAAP)(1) increased 7.0% year over year, driven by sustained organic growth across our retirement and wealth segments, as assets under administration and management expanded to a combined $49.8 billion. Throughout 2025, we strengthened our operating foundation by implementing new core systems and processes to support client and advisor growth. While we will continue to invest in people and technology, we are very focused on delivering positive operating leverage to drive returns and tangible book value growth higher.

Our disciplined focus on shareholder value translated into tangible book value growth of 21.54% from the prior year, supported by a fourth quarter adjusted return on average tangible equity (non-GAAP)(1) of 21.05%. As we enter 2026, our commitment is clear - drive superior returns, strengthen long-term shareholder value, and execute with the discipline and vision enabled by our diversified business model and exceptional team.”

Fourth Quarter Highlights

■	Diluted earnings (loss) per common share of $(1.27); adjusted diluted earnings per common share (non-GAAP)(1) of $0.85, versus $0.66 in the third quarter of 2025.
■	Return on average total assets of (2.50)%; adjusted return on average total assets (non-GAAP)(1) of 1.62%, versus 1.28% in the third quarter of 2025.
■	Return on average tangible common equity of (28.15)%; adjusted return on average tangible common equity (non-GAAP)(1) of 21.05%, versus 18.55% in the third quarter of 2025.
■	Net interest income was $45.2 million, an increase of 4.7% from $43.1 million in the third quarter of 2025.
■	Net interest margin was 3.69%, an increase compared to 3.50% in the third quarter of 2025.
■	Retirement and benefit services income was $17.3 million, an increase of 4.6% from $16.5 million in the third quarter of 2025. Assets under administration grew 2.1% over the prior quarter.
■	Wealth management income was $7.4 million, an increase of 13.4% from $6.6 million in the third quarter of 2025. Assets under management grew 0.8% over the prior quarter.
■	Efficiency ratio of 557.48%; adjusted efficiency ratio (non-GAAP)(1) of 63.55%, versus 65.22% in the third quarter of 2025.
■	Pre-provision net revenue of $(43.7) million; adjusted pre-provision net revenue (non-GAAP)(1) of $25.3, an increase of 14.3% from $22.1 in the third quarter of 2025.
■	Net charge-offs (recoveries) to average loans was (0.03)%.
■	Tangible book value per common share (non-GAAP)(1) was $17.55 as of December 31, 2025, an increase of 3.8% from $16.90 as of September 30, 2025.
■	Tangible common equity to tangible assets ratio (non-GAAP)(1) was 8.72% as of December 31, 2025, an increase from 8.24% as of September 30, 2025.

Full Year 2025 Highlights

■	Diluted earnings per common share of $0.68; adjusted diluted earnings per common share (non-GAAP)(1) of $2.78, versus $1.45 for the full year 2024.
■	Return on average total assets of 0.33%; adjusted return on average total assets (non-GAAP)(1) of 1.35%, versus 0.69% for the full year 2024.
■	Return on average tangible common equity of 6.29%; adjusted return on average tangible common equity (non-GAAP)(1) of 19.48%, versus 11.22% in the full year 2024.
■	Net interest income was $172.5 million, an increase of 61.1% from $107.0 million for the year ended December 31, 2024.
■	Net interest margin was 3.53%, an increase of 97 basis points from 2.56% for the year ended December 31, 2024.
■	Total loans at the end of 2025 grew 1.4% over the prior year.

■	Noninterest income was $51.9 million; adjusted noninterest income (non-GAAP)(1) was $118.7 million, an increase of 7.0% compared to $111.0 million for the year ended December 31, 2024.
■	Retirement and benefit services income was $65.9 million, an increase of 2.4% from $64.4 million for the year ended December 31, 2024. Assets under administration grew 10.3% over the prior year end.
■	Wealth management income was $28.3 million, an increase of 8.0% from $26.2 million for the year ended December 31, 2024. Assets under management grew 5.9% over the prior year end.
■	Mortgage originations were $484.8 million, an increase of 54.4% from $334.3 million for the year ended December 31, 2024.
■	Efficiency ratio of 84.10%; adjusted efficiency ratio (non-GAAP)(1) of 64.45%, versus 73.45% for the full year 2024.
■	Pre-provision net revenue of $23.1 million; adjusted pre-provision net revenue (non-GAAP)(1) of $91.5 million, an increase of 82.0% from $50.2 million for the full year 2024.
■	Net charge-offs to average loans of 0.05%; adjusted net recoveries to average loans (non-GAAP)(1) of (0.02)%, versus adjusted net charge-offs to average loans (non-GAAP)(1) of 0.13% for the full year 2024.
■	Tangible book value per common share (non-GAAP)(1) was $17.55, compared to $14.44 as of December 31, 2024.
■	Tangible common equity to tangible assets ratio (non-GAAP)(1) was 8.72%, an increase from 7.13% as of December 31, 2024.

(1)    Represents a non-GAAP financial measure. See “Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures.”

Selected Financial Data (unaudited)

	As of and for the
	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(dollars and shares in thousands, except per share data)	2025	2025	2024	2025	2024
Performance Ratios
Return on average total assets	(2.50)%	1.27%	(0.00)%	0.33%	0.39%
Adjusted return on average total assets (1)	1.62%	1.28%	0.85%	1.35%	0.69%
Return on average common equity	(23.75)%	12.80%	(0.05)%	3.32%	4.47%
Return on average tangible common equity (1)	(28.15)%	18.48%	2.38%	6.29%	7.14%
Adjusted return on average tangible common equity (1)	21.05%	18.55%	14.89%	19.48%	11.22%
Noninterest (loss) income as a % of revenue	(449.23)%	40.56%	46.94%	23.12%	51.78%
Adjusted noninterest (loss) income as a % of revenue (1)	41.39%	40.58%	44.27%	40.77%	50.90%
Net interest margin (tax-equivalent)	3.69%	3.50%	3.20%	3.53%	2.56%
Efficiency ratio (1)	557.48%	65.34%	79.47%	84.10%	77.92%
Adjusted efficiency ratio (1)	63.55%	65.22%	68.97%	64.45%	73.45%
Net charge-offs (recoveries) to average loans	(0.03)%	(0.17)%	0.13%	0.05%	0.13%
Adjusted net charge-offs (recoveries) to average loans (1)	(0.03)%	(0.17)%	0.13%	(0.02)%	0.13%
Dividend payout ratio	(16.54)%	32.31%	—%	122.06%	95.18%
Per Common Share
Earnings (loss) per common share - basic	$(1.28)	$0.66	$—	$0.69	$0.84
Earnings (loss) per common share - diluted	$(1.27)	$0.65	$—	$0.68	$0.83
Adjusted earnings per common share - diluted (1)	$0.85	$0.66	$0.45	$2.78	$1.45
Dividends declared per common share	$0.21	$0.21	$0.20	$0.83	$0.79
Book value per common share	$22.24	$21.68	$19.55
Tangible book value per common share (1)	$17.55	$16.90	$14.44
Average common shares outstanding - basic	25,398	25,395	24,857	25,380	21,047
Average common shares outstanding - diluted	25,710	25,713	25,144	25,697	21,321
Other Data
Retirement and benefit services assets under administration/management	$44,925,311	$44,005,277	$40,728,699
Wealth management assets under administration/management	$4,850,600	$4,812,250	$4,579,189
Mortgage originations	$136,780	$142,768	$88,576	$484,775	$334,318

(1)    Represents a non-GAAP financial measure. See “Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures.”

Results of Operations

Net Interest Income

Net interest income for the fourth quarter of 2025 was $45.2 million, a $2.0 million, or 4.7%, increase from the third quarter of 2025. The increase was primarily due to lower cost of funds and a one-time $2.4 million adjustment related to a sold loan participation. Interest expense decreased $2.3 million, or 8.3%, from the third quarter of 2025, as the average rates paid on deposits and borrowings declined.

Net interest income increased $6.9 million, or 18.0%, from $38.3 million for the fourth quarter of 2024. Interest income increased $3.1 million, or 4.6%, from the fourth quarter of 2024, primarily driven by earning assets acquired in the HMNF acquisition, organic loan growth at higher yields, and purchase accounting accretion. Interest expense decreased $3.8 million, or 13.1%, from the fourth quarter of 2024, as the average rates paid on deposits and borrowings declined, which more than offset the increase in interest-bearing deposits and borrowing balances.

Net interest margin (on a tax-equivalent basis) was 3.69% for the fourth quarter of 2025, a 19 basis point increase from 3.50% for the third quarter of 2025, and a 49 basis point increase from 3.20% for the fourth quarter of 2024. The quarter over quarter increase was mainly attributable to lower cost of funds and a one-time adjustment related to a sold loan participation, offset by less purchase accounting accretion. The increase from the fourth quarter of 2024 was primarily driven by lower cost of funds and higher rates on interest-earning assets, offset by less purchase accounting accretion.

Noninterest (Loss) Income

Noninterest (loss) income for the fourth quarter of 2025 was $(36.9) million, a $66.4 million, or 225.5%, decrease from the third quarter of 2025. The quarter over quarter decrease was driven by the previously announced strategic balance sheet repositioning, which resulted in a $68.4 million loss on the sale of investment securities in the fourth quarter of 2025. Adjusted noninterest income (non-GAAP)(1) was $31.9 million in the fourth quarter of 2025, an increase of 8.3% compared to $29.5 million in the third quarter of 2025. Wealth management revenue increased $0.9 million, or 13.4%, from the third quarter of 2025, primarily driven by asset-based fees. Retirement and benefit services revenue increased $0.8 million, or 4.6%, from the third quarter of 2025, primarily driven by both asset-based and transaction-based fees. Other noninterest income increased $0.6 million, or 26.3%, from the third quarter of 2025, primarily driven by increased swap fee revenue.

Noninterest income for the fourth quarter of 2025 decreased by $70.8 million, or 209.1%, from the fourth quarter of 2024. This decrease was driven by the previously announced strategic balance sheet repositioning recognized in the fourth quarter of 2025. Adjusted noninterest income (non-GAAP)(1) was $31.9 million in the fourth quarter of 2025, an increase of 4.9% compared to $30.4 million in the fourth quarter of 2024. Other interest income decreased $3.6 million, or 56.3%, in the fourth quarter of 2025 compared to the fourth quarter of 2024, primarily due to a gain on the sale of fixed assets related to the sale of a Fargo, North Dakota office in the fourth quarter of 2024. Retirement and benefit services revenue increased $0.8 million, or 4.7%, in the fourth quarter of 2025 compared to the fourth quarter of 2024, primarily driven by asset-based fees, due to a 10.3% increase in assets under administration/management during that same period.

(1)    Represents a non-GAAP financial measure. See “Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures.”

Noninterest Expense

Noninterest expense for the fourth quarter of 2025 was $51.9 million, a $1.3 million, or 2.7%, increase from the third quarter of 2025. Occupancy and equipment expense increased $0.8 million, or 28.4%, from the third quarter of 2025, primarily driven by the opening of a new facility in our Fargo, North Dakota market. Business services, software and technology expense increased $0.5 million, or 8.1%, from the third quarter of 2025, primarily due to data processing expenses. Professional fees and assessments increased $0.4 million, or 15.4%, from the third quarter of 2025, primarily driven by an increase in fees related to the balance sheet repositioning in the fourth quarter of 2025. Mortgage and lending expenses decreased $0.4 million, or 38.9%, from the third quarter of 2025, primarily driven by a decrease in reimbursable loan expenses.

Noninterest expense for the fourth quarter of 2025 decreased $8.6 million, or 14.2%, from $60.5 million in the fourth quarter of 2024. The decrease was primarily driven by decreases in professional fees and assessments, compensation expense, and intangible amortization expense, offset by an increase in occupancy and equipment expense. In the fourth quarter of 2025, professional fees and assessments decreased $7.9 million, or 71.8%, from the fourth quarter of 2024, primarily due to acquisition-related expenses in connection with the HMNF acquisition incurred in 2024. Compensation expense decreased $1.5 million, or 5.6% compared to the fourth quarter of 2024 primarily due to lower headcount. Intangible amortization expense decreased $0.4 million, or 15.0%, in the fourth quarter of 2025, primarily due to the annual reset of the $33.5 million core deposit intangible recorded in connection with the HMNF acquisition. Occupancy and equipment expense increased $1.7 million, or 86.3%, from the fourth quarter of 2024, primarily driven by facility upgrades.

Financial Condition

Total assets were $5.2 billion as of December 31, 2025, a decrease of $31.6 million, or 0.6%, from December 31, 2024. The decrease was primarily due to a $74.0 million decrease in available-for-sale investment securities and a $21.1 million decrease in held-to-maturity investment securities, partially offset by an increase of $55.5 million in loans held for investment and an increase of $15.3 million in operating lease right-of-use assets.

Loans Held for Investment

Total loans held for investment were $4.0 billion as of December 31, 2025, an increase of $55.5 million, or 1.4%, from December 31, 2024. The increase was primarily driven by a $45.8 million increase in consumer loans and a $9.7 million increase in commercial loans.

The following table presents the composition of our loans held for investment portfolio as of the dates indicated:

	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2025	2025	2025	2025	2024
Commercial
Commercial and industrial	$736,833	$702,135	$675,892	$658,446	$666,727
Commercial real estate
Construction, land and development	246,238	349,768	352,749	360,024	294,677
Multifamily	383,505	374,761	333,307	353,060	363,123
Non-owner occupied	875,862	865,785	887,643	951,559	967,025
Owner occupied	427,260	435,320	440,170	424,880	371,418
Total commercial real estate	1,932,865	2,025,634	2,013,869	2,089,523	1,996,243
Agricultural
Land	64,799	65,900	66,395	68,894	61,299
Production	62,500	63,051	67,931	64,240	63,008
Total agricultural	127,299	128,951	134,326	133,134	124,307
Total commercial	2,796,997	2,856,720	2,824,087	2,881,103	2,787,277
Consumer
Residential real estate
First lien	874,737	894,402	901,738	907,534	921,019
Construction	33,703	34,124	35,754	38,553	33,547
HELOC	260,883	234,681	200,624	175,600	162,509
Junior lien	36,844	40,434	41,450	43,740	44,060
Total residential real estate	1,206,167	1,203,641	1,179,566	1,165,427	1,161,135
Other consumer	44,858	41,715	41,003	38,955	44,122
Total consumer	1,251,025	1,245,356	1,220,569	1,204,382	1,205,257
Total loans	$4,048,022	$4,102,076	$4,044,656	$4,085,485	$3,992,534

Deposits

Total deposits were $4.2 billion as of December 31, 2025, a decrease of $186.4 million, or 4.3%, from December 31, 2024. Noninterest-bearing deposits decreased $95.6 million and interest-bearing deposits decreased $90.8 million from December 31, 2024. The decrease was primarily driven by a decrease in high-cost time deposits, which included $22.2 million of brokered CDs that matured in 2025 and were not renewed.

The following table presents the composition of the Company’s deposit portfolio as of the dates indicated:

	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2025	2025	2025	2025	2024
Noninterest-bearing demand	$807,896	$776,791	$790,300	$889,270	$903,466
Interest-bearing
Interest-bearing demand	1,296,315	1,256,687	1,214,597	1,283,031	1,220,173
Savings accounts	173,759	174,113	175,586	177,341	165,882
Money market savings	1,337,491	1,460,006	1,358,516	1,472,127	1,381,924
Time deposits	576,542	745,056	798,469	663,522	706,965
Total interest-bearing	3,384,107	3,635,862	3,547,168	3,596,021	3,474,944
Total deposits	$4,192,003	$4,412,653	$4,337,468	$4,485,291	$4,378,410

Asset Quality

Total nonperforming assets were $66.5 million as of December 31, 2025, increase of $3.6 million, or 5.7%, from December 31, 2024. As of December 31, 2025, the allowance for credit losses on loans was $61.9 million, or 1.53% of total loans, compared to $59.9 million, or 1.50% of total loans, as of December 31, 2024.

The following table presents selected asset quality data as of and for the periods indicated:

	As of and for the three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2025	2025	2025	2025	2024
Nonaccrual loans	$66,148	$59,644	$51,276	$50,517	$54,433
Accruing loans 90+ days past due	—	—	202	—	8,453
Total nonperforming loans	66,148	59,644	51,478	50,517	62,886
OREO and repossessed assets	308	467	751	493	—
Total nonperforming assets	$66,456	$60,111	$52,229	$51,010	$62,886
Net charge-offs (recoveries)	(311)	(1,715)	3,767	407	1,258
Net charge-offs (recoveries) to average loans	(0.03)%	(0.17)%	0.37%	0.04%	0.13%
Nonperforming loans to total loans	1.63%	1.45%	1.27%	1.24%	1.58%
Nonperforming assets to total assets	1.27%	1.13%	0.98%	0.96%	1.20%
Allowance for credit losses on loans to total loans	1.53%	1.51%	1.47%	1.52%	1.50%
Allowance for credit losses on loans to nonperforming loans	94%	104%	115%	123%	95%

For the fourth quarter of 2025, the Company had net recoveries of $0.3 million, compared to net recoveries of $1.7 million for the third quarter of 2025 and net charge-offs of $1.3 million for the fourth quarter of 2024. The quarter over quarter decrease in net recoveries was primarily due to a $1.9 million recovery on a commercial and industrial loan in the third quarter of 2025.

The Company recorded a provision release of $0.3 million for the fourth quarter of 2025, and no provision for credit losses for the third quarter of 2025, compared to a provision for credit losses of $12.0 million for the fourth quarter of 2024. The provision for credit losses for the fourth quarter of 2024 was primarily driven by a $7.8 million day-one provision for credit losses and unfunded commitment reserve related to the HMNF acquisition.

The unearned fair value adjustments on acquired loan portfolios were $43.8 million and $70.6 million as of December 31, 2025 and 2024, respectively.

Capital

Total stockholders’ equity was $564.9 million as of December 31, 2025, an increase of $69.5 million from December 31, 2024. The change was primarily driven by an increase in accumulated other comprehensive income of $71.2 million. Tangible book value per common share (non-GAAP)(1) increased to $17.55 as of December 31, 2025, from $14.44 as of December 31, 2024. Tangible common equity to tangible assets (non-GAAP)(1) increased to 8.72% as of December 31, 2025, from 7.13% as of December 31, 2024. Common equity tier 1 capital to risk weighted assets increased to 10.28% as of December 31, 2025, from 9.91% as of December 31, 2024.

The following table presents our capital ratios as of the dates indicated:

	December 31,	September 30,	December 31,
	2025	2025	2024
Capital Ratios(1)
Alerus Financial Corporation Consolidated
Common equity tier 1 capital to risk weighted assets	10.28%	10.84%	9.91%
Tier 1 capital to risk weighted assets	10.48%	11.05%	10.12%
Total capital to risk weighted assets	12.87%	13.41%	12.49%
Tier 1 capital to average assets	8.86%	9.49%	8.65%
Tangible common equity / tangible assets (2)	8.72%	8.24%	7.13%

Alerus Financial, N.A.
Common equity tier 1 capital to risk weighted assets	10.41%	11.00%	10.18%
Tier 1 capital to risk weighted assets	10.41%	11.00%	10.18%
Total capital to risk weighted assets	11.66%	12.25%	11.43%
Tier 1 capital to average assets	8.62%	9.31%	8.69%

(1)	Capital ratios for the current quarter are to be considered preliminary until the Call Report for Alerus Financial, N.A. is filed.
(2)	Represents a non-GAAP financial measure. See “Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures.”

Conference Call

The Company will host a conference call at 11:00 a.m. Central Time on Thursday, January 29, 2026, to discuss its financial results. Attendees are encouraged to register ahead of time for the call at investors.alerus.com. A recording of the call and transcript will be available on the Company’s investor relations website at investors.alerus.com following the call.

About Alerus Financial Corporation

Alerus Financial Corporation (Nasdaq: ALRS) is a commercial wealth bank and national retirement services provider with corporate offices in Grand Forks, North Dakota, and the Minneapolis-St. Paul, Minnesota metropolitan area. Through its subsidiary, Alerus Financial, National Association (the “Bank”), Alerus provides diversified and comprehensive financial solutions to business and consumer clients, including banking, wealth services, and retirement and benefit plans and services. Alerus provides clients with a primary point of contact to help fully understand their unique needs and delivery channel preferences. Clients are provided with competitive products, valuable insight, and sound advice supported by digital solutions designed to meet their needs.

Alerus operates 27 banking and commercial wealth offices, with locations in Grand Forks and Fargo, North Dakota; the Minneapolis-St. Paul, Minnesota metropolitan area; Rochester, Minnesota; Southern Minnesota; Marshalltown, Iowa; Pewaukee, Wisconsin; and Phoenix and Scottsdale, Arizona. The Alerus Retirement and Benefit business serves advisors, brokers, employers, and plan participants across the United States.

Non-GAAP Financial Measures

Some of the financial measures included in this press release are not measures of financial performance recognized by U.S. Generally Accepted Accounting Principles, or GAAP. These non-GAAP financial measures include the ratio of tangible common equity to tangible assets, tangible book value per common share, return on average tangible common equity, efficiency ratio, pre-provision net revenue, adjusted noninterest income, adjusted noninterest expense, adjusted pre-provision net revenue, adjusted efficiency ratio, adjusted net income, adjusted return on average total assets, adjusted return on average tangible common equity, net interest margin (tax-equivalent), adjusted earnings per common share - diluted, and adjusted net charge-offs to average loans. Management uses these non-GAAP financial measures in its analysis of its performance, and believes financial analysts and investors frequently use these measures, and other similar measures, to evaluate capital adequacy and financial performance. Reconciliations of non-GAAP disclosures used in this press release to the comparable GAAP measures are provided in the accompanying tables. Management, banking regulators, many financial analysts and other investors use these measures in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, which typically stem from the use of the purchase accounting method of accounting for mergers and acquisitions.

These non-GAAP financial measures should not be considered in isolation or as a substitute for total stockholders’ equity, total assets, book value per share, return on average assets, return on average equity, or any other measure calculated in accordance with GAAP. Moreover, the manner in which the Company calculates these non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of Alerus Financial Corporation. These statements are often, but not always, identified by words such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized”, “target” and “outlook”, or the negative version of those words or other comparable words of a future or forward-looking nature. Examples of forward-looking statements include, among others, statements the Company makes regarding our projected growth, anticipated future financial performance, financial condition, credit quality, management’s long-term performance goals, and the future plans and prospects of Alerus Financial Corporation.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, the following: the strength of the local, state, national and international economies and financial markets (including effects of inflationary pressures and future monetary policies of the Federal Reserve and executive orders in response thereto); interest rate risk, including the effects of changes in interest rates; effects on the U.S. economy resulting from actions taken by the federal government, including the threat or implementation of tariffs, immigration enforcement and changes in foreign policy; disruptions to the global supply chain, including as a result of domestic or foreign policies; our ability to successfully manage credit risk, including in the commercial real estate portfolio, and maintain an adequate level of allowance for credit losses; business and economic conditions generally and in the financial services industry, nationally and within our market areas, including the level and impact of inflation rates and possible recession; our ability to raise additional capital to implement our business plan; credit risks and risks from concentrations (including by type of borrower, geographic area, collateral, and industry) within our loan portfolio; the concentration of large loans to certain borrowers (including commercial real estate loans); the level of nonperforming assets on our balance sheet; our ability to implement organic and acquisition growth strategies; the commencement, cost, and outcome of litigation and other legal proceedings and regulatory actions against us or to which the Company may become subject, including with respect to pending actions relating to the Company’s previous employee stock ownership program fiduciary services commenced by government and private parties; the impact of economic or market conditions on our fee-based services; our ability to continue to grow our retirement and benefit services business; our ability to continue to originate a sufficient volume of residential mortgages; the occurrence of fraudulent activity, breaches or failures of our or our third-party vendors’ information security controls or cybersecurity-related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools or as a result of insider fraud; interruptions involving our information technology and telecommunications systems or third-party servicers; potential losses incurred in connection with mortgage loan repurchases; the composition of our executive management team and our ability to attract and retain key personnel; rapid and expensive technological changes implemented by us and other parties in the financial services industry, including third-party vendors, which may be more difficult to implement or more expensive than anticipated or which may have unforeseen consequences to us and our customers, including the development and implementation of tools incorporating artificial intelligence; increased competition in the financial services industry, including from non-banks such as credit unions, Fintech companies and digital asset service providers; our ability to successfully manage liquidity risk, including our need to access higher cost sources of funds such as fed funds purchased and short-term borrowings; the concentration of large deposits from certain clients, including those who have balances above current Federal Deposit Insurance Corporation insurance limits; the effectiveness of our risk management framework; potential impairment to the goodwill the Company recorded in connection with our past acquisitions, including the acquisitions of Metro Phoenix Bank and HMNF; the extensive regulatory framework that applies to us; the ability of the Bank to pay dividends to us and our ability to pay dividends to our stockholders; new or revised accounting standards, as may be adopted by state and federal regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission (the “SEC”) or the Public Company Accounting Oversight Board; fluctuations in the values of the securities held in our securities portfolio, including as a result of changes in interest rates; governmental monetary, trade and fiscal policies; risks related to climate change and the negative impact it may have on our customers and their businesses; severe weather and natural disasters, and widespread disease or pandemics; acts of war, military conflicts, or terrorism, including ongoing conflicts in the Middle East, the Russian invasion of Ukraine and the recent military actions in Venezuela, or other adverse external events and changes in foreign relations; any material weaknesses in our internal control over financial reporting; our success at managing and responding to the risks involved in the foregoing items; and any other risks described in the “Risk Factors” sections of the reports filed by Alerus Financial Corporation with the SEC.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Alerus Financial Corporation and Subsidiaries

Consolidated Balance Sheets

(dollars in thousands, except share and per share data)

	December 31,	December 31,
	2025	2024
Assets	(Unaudited)
Cash and cash equivalents	$67,192	$61,239
Investment securities
Trading, at fair value	1,758	3,309
Available-for-sale, at fair value	514,095	588,053
Held-to-maturity, at amortized cost (with an allowance for credit losses on investments of $123 and $131, respectively)	254,448	275,585
Loans held for sale	21,934	16,518
Loans held for investment	4,048,022	3,992,534
Allowance for credit losses on loans	(61,915)	(59,929)
Net loans	3,986,107	3,932,605
Land, premises and equipment, net	43,253	39,780
Operating lease right-of-use assets	28,761	13,438
Accrued interest receivable	21,742	20,075
Bank-owned life insurance	39,307	36,033
Goodwill	85,634	85,634
Other intangible assets	33,371	43,882
Servicing rights	6,383	7,918
Deferred income taxes, net	23,080	52,885
Other assets	103,019	84,719
Total assets	$5,230,084	$5,261,673
Liabilities and Stockholders’ Equity
Deposits
Noninterest-bearing	$807,896	$903,466
Interest-bearing	3,384,107	3,474,944
Total deposits	4,192,003	4,378,410
Short-term borrowings	308,800	238,960
Long-term debt	59,182	59,069
Operating lease liabilities	36,282	18,991
Accrued expenses and other liabilities	68,883	70,833
Total liabilities	4,665,150	4,766,263
Stockholders’ equity
Preferred stock, $1 par value, 2,000,000 shares authorized: 0 issued and outstanding	—	—
Common stock, $1 par value, 60,000,000 and 30,000,000 shares authorized: 25,406,278 and 25,344,803 issued and outstanding	25,406	25,345
Additional paid-in capital	271,609	269,708
Retained earnings	270,075	273,723
Accumulated other comprehensive loss	(2,156)	(73,366)
Total stockholders’ equity	564,934	495,410
Total liabilities and stockholders’ equity	$5,230,084	$5,261,673

Alerus Financial Corporation and Subsidiaries

Consolidated Statements of Income

(dollars and shares in thousands, except per share data)

	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024
Interest Income	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Loans, including fees	$64,477	$63,875	$60,009	$253,699	$183,560
Investment securities
Taxable	4,592	5,091	5,737	20,699	19,745
Exempt from federal income taxes	160	160	166	640	679
Other	1,158	1,518	1,395	4,598	17,595
Total interest income	70,387	70,644	67,307	279,636	221,579
Interest Expense
Deposits	21,998	24,350	25,521	92,641	89,243
Short-term borrowings	2,570	2,506	2,837	11,897	22,584
Long-term debt	645	652	665	2,599	2,707
Total interest expense	25,213	27,508	29,023	107,137	114,534
Net interest income	45,174	43,136	38,284	172,499	107,045
Provision for credit losses	(308)	—	11,992	556	18,141
Net interest income after provision for credit losses	45,482	43,136	26,292	171,943	88,904
Noninterest (Loss) Income
Retirement and benefit services	17,260	16,496	16,488	65,885	64,365
Wealth management	7,438	6,560	7,010	28,265	26,171
Mortgage banking	3,203	3,474	3,277	11,855	10,073
Service charges on deposit accounts	734	703	644	2,768	1,976
Net gains (losses) on investment securities	(68,403)	—	—	(68,403)	—
Gain (loss) on sale of non-mortgage loans	—	(35)	—	2,080	—
Other	2,819	2,232	6,455	9,426	12,345
Total noninterest (loss) income	(36,949)	29,430	33,874	51,876	114,930
Noninterest Expense
Compensation	25,169	24,984	26,657	97,457	87,311
Employee taxes and benefits	6,325	6,094	6,245	26,815	22,967
Occupancy and equipment expense	3,658	2,849	1,963	11,973	7,766
Business services, software and technology expense	6,794	6,285	6,935	24,699	21,758
Intangible amortization expense	2,382	2,710	2,804	10,511	6,776
Professional fees and assessments	3,089	2,676	10,964	11,100	19,597
Marketing and business development	1,016	1,069	1,050	3,837	3,249
Supplies and postage	764	569	726	2,454	2,046
Travel	409	385	449	1,428	1,403
Mortgage and lending expenses	626	1,025	571	3,127	2,162
Other	1,649	1,895	2,093	7,826	5,640
Total noninterest expense	51,881	50,541	60,457	201,227	180,675
(Loss) Income before income tax (benefit) expense	(43,348)	22,025	(291)	22,592	23,159
Income tax (benefit) expense	(10,298)	5,101	(225)	5,153	5,379
Net income (loss)	$(33,050)	$16,924	$(66)	$17,439	$17,780
Per Common Share Data
Earnings (loss) per common share	$(1.28)	$0.66	$—	$0.69	$0.84
Diluted earnings (loss) per common share	$(1.27)	$0.65	$—	$0.68	$0.83
Dividends declared per common share	$0.21	$0.21	$0.20	$0.83	$0.79
Average common shares outstanding	25,398	25,395	24,857	25,380	21,047
Diluted average common shares outstanding	25,710	25,713	25,144	25,697	21,321

Alerus Financial Corporation and Subsidiaries

Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures (unaudited)

(dollars and shares in thousands, except per share data)

	December 31,	September 30,	December 31,
	2025	2025	2024
Tangible Common Equity to Tangible Assets
Total common stockholders’ equity	$564,934	$550,687	$495,410
Less: Goodwill	85,634	85,634	85,634
Less: Other intangible assets	33,371	35,753	43,882
Tangible common equity (a)	445,929	429,300	365,894
Total assets	5,230,084	5,330,572	5,261,673
Less: Goodwill	85,634	85,634	85,634
Less: Other intangible assets	33,371	35,753	43,882
Tangible assets (b)	5,111,079	5,209,185	5,132,157
Tangible common equity to tangible assets (a)/(b)	8.72%	8.24%	7.13%
Tangible Book Value Per Common Share
Tangible common equity (a)	445,929	429,300	365,894
Total common shares issued and outstanding (c)	25,406	25,397	25,345
Tangible book value per common share (a)/(c)	$17.55	$16.90	$14.44

	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024
Return on Average Tangible Common Equity
Net (loss) income	$(33,050)	$16,924	$(66)	$17,439	$17,780
Add: Intangible amortization expense (net of tax) (1)	1,882	2,141	2,215	8,304	5,353
Net income, excluding intangible amortization (d)	(31,168)	19,065	2,149	25,743	23,133
Average total equity	552,106	524,459	478,092	525,323	397,738
Less: Average goodwill	85,634	85,634	84,393	85,634	56,237
Less: Average other intangible assets (net of tax) (1)	27,270	29,540	34,107	30,470	17,534
Average tangible common equity (e)	439,202	409,285	359,592	409,219	323,967
Return on average tangible common equity (d)/(e)	(28.15)%	18.48%	2.38%	6.29%	7.14%
Efficiency Ratio
Noninterest expense	$51,881	$50,541	$60,457	$201,227	$180,675
Less: Intangible amortization expense	2,382	2,710	2,804	10,511	6,776
Noninterest expense excluding intangible amortization (f)	49,499	47,831	57,653	190,716	173,899
Net interest income (v)	45,174	43,136	38,284	172,499	107,045
Noninterest (loss) income	(36,949)	29,430	33,874	51,876	114,930
Tax-equivalent adjustment	654	638	385	2,402	1,202
Total tax-equivalent revenue (g)	8,879	73,204	72,543	226,777	223,177
Efficiency ratio (f)/(g)	557.48%	65.34%	79.47%	84.10%	77.92%
Pre-Provision Net Revenue
Net interest income (v)	$45,174	$43,136	$38,284	$172,499	$107,045
Add: Noninterest (loss) income	(36,949)	29,430	33,874	51,876	114,930
Less: Noninterest expense	51,881	50,541	60,457	201,227	180,675
Pre-provision net revenue	$(43,656)	$22,025	$11,701	$23,148	$41,300
Adjusted Noninterest Income
Noninterest (loss) income	$(36,949)	$29,430	$33,874	$51,876	$114,930
Less: Adjusted noninterest (loss) income items
Net gains (losses) on investment securities	(68,403)	—	—	(68,403)	—
Net gain (loss) on sale of loans	—	(35)	—	2,080	—
Net gain (loss) on sale/disposal of premises and equipment	(445)	—	3,459	(530)	3,941
Total adjusted noninterest (loss) income items (h)	(68,848)	(35)	3,459	(66,853)	3,941
Adjusted noninterest income (i)	$31,899	$29,465	$30,415	$118,729	$110,989
Adjusted Noninterest (Loss) Income as a Percentage of Revenue
Adjusted noninterest income (i)	$31,899	$29,465	$30,415	$118,729	$110,989
Net interest income (v)	45,174	43,136	38,284	172,499	107,045
Adjusted revenue (w)	$77,073	$72,601	$68,699	$291,228	$218,034
Adjusted noninterest (loss) income as a percentage of revenue (i)/(w)	41.39%	40.58%	44.27%	40.77%	50.90%
Adjusted Noninterest Expense
Noninterest expense	$51,881	$50,541	$60,457	$201,227	$180,675
Less: Adjusted noninterest expense items
HMNF merger- and acquisition-related expenses	(112)	(43)	7,729	142	9,980
Severance and signing bonus expense	212	104	2,276	1,319	2,901
Total adjusted noninterest expense items (j)	100	61	10,005	1,461	12,881
Adjusted noninterest expense (k)	$51,781	$50,480	$50,452	$199,766	$167,794

(1)	Items calculated after-tax utilizing a marginal income tax rate of 21.0%.

Alerus Financial Corporation and Subsidiaries

Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures (unaudited)

(dollars and shares in thousands, except per share data)

	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024
Adjusted Pre-Provision Net Revenue
Net interest income (v)	$45,174	$43,136	$38,284	$172,499	$107,045
Add: Adjusted noninterest income (i)	31,899	29,465	30,415	118,729	110,989
Less: Adjusted noninterest expense (k)	51,781	50,480	50,452	199,766	167,794
Adjusted pre-provision net revenue	$25,292	$22,121	$18,247	$91,462	$50,240
Adjusted Efficiency Ratio
Adjusted noninterest expense (k)	$51,781	$50,480	$50,452	$199,766	$167,794
Less: Intangible amortization expense	2,382	2,710	2,804	10,511	6,776
Adjusted noninterest expense for efficiency ratio (l)	49,399	47,770	47,648	189,255	161,018
Tax-equivalent revenue
Net interest income (v)	45,174	43,136	38,284	172,499	107,045
Add: Adjusted noninterest income (i)	31,899	29,465	30,415	118,729	110,989
Add: Tax-equivalent adjustment	654	638	385	2,402	1,202
Total tax-equivalent revenue (m)	77,727	73,239	69,084	293,630	219,236
Adjusted efficiency ratio (l)/(m)	63.55%	65.22%	68.97%	64.45%	73.45%
Adjusted Net Income
Net (loss) income	$(33,050)	$16,924	$(66)	$17,439	$17,780
Less: Adjusted noninterest (loss) income items (net of tax) (1) (h)	(54,390)	(28)	2,733	(52,814)	3,113
Add: HMNF day one provision for credit losses and unfunded commitments (net of tax) (1)	—	—	6,140	—	6,140
Add: Adjusted noninterest expense items (net of tax) (1) (j)	79	48	7,904	1,154	10,176
Adjusted net income (n)	$21,419	$17,000	$11,245	$71,407	$30,983
Adjusted Return on Average Total Assets
Average total assets (o)	$5,252,046	$5,273,306	$5,272,777	$5,277,867	$4,503,483
Adjusted return on average total assets (n)/(o)	1.62%	1.28%	0.85%	1.35%	0.69%
Adjusted Return on Average Tangible Common Equity
Adjusted net income (n)	$21,419	$17,000	$11,245	$71,407	$30,983
Add: Intangible amortization expense (net of tax) (1)	1,882	2,141	2,215	8,304	5,353
Adjusted net income, excluding intangible amortization (p)	23,301	19,141	13,460	79,711	36,336
Average total equity	552,106	524,459	478,092	525,323	397,738
Less: Average goodwill	85,634	85,634	84,393	85,634	56,237
Less: Average other intangible assets (net of tax)	27,270	29,540	34,107	30,470	17,534
Average tangible common equity (q)	439,202	409,285	359,592	409,219	323,967
Adjusted return on average tangible common equity (p)/(q)	21.05%	18.55%	14.89%	19.48%	11.22%
Adjusted Earnings Per Common Share - Diluted
Adjusted net income (n)	$21,419	$17,000	$11,245	$71,407	$30,983
Less: Dividends and undistributed earnings allocated to participating securities	(462)	148	(54)	(29)	37
Adjusted net income available to common stockholders (r)	21,881	16,852	11,299	71,436	30,946
Weighted-average common shares outstanding for diluted earnings per share (s)	25,710	25,713	25,144	25,697	21,321
Adjusted earnings per common share - diluted (r)/(s)	$0.85	$0.66	$0.45	$2.78	$1.45
Adjusted Net Charge-Offs to Average Loans
Net charge-offs (recoveries)	$(311)	$(1,715)	$1,258	$2,148	$4,154
Less: Charge-off of PCD reserves on loans transferred to non-mortgage loans held for sale	—	—	—	3,053	—
Adjusted net charge-offs (recoveries) (t)	(311)	(1,715)	1,258	(905)	4,154
Average total loans (u)	$4,049,082	$4,036,936	$3,814,934	$4,047,034	$3,099,015
Adjusted net charge-offs (recoveries) to average loans (t)/(u)	(0.03)%	(0.17)%	0.13%	(0.02)%	0.13%

(1)	Items calculated after-tax utilizing a marginal income tax rate of 21.0%.

Alerus Financial Corporation and Subsidiaries

Analysis of Average Balances, Yields, and Rates (unaudited)

(dollars in thousands)

	Three months ended						Year ended
	December 31, 2025		September 30, 2025		December 31, 2024		December 31, 2025		December 31, 2024
		Average		Average		Average		Average		Average
	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/
	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Interest Earning Assets
Interest-bearing deposits with banks	$57,008	4.68%	$89,568	4.86%	$74,217	5.34%	$54,150	4.90%	$299,666	5.39%
Investment securities (1)	775,091	2.45	796,759	2.64	883,116	2.68	813,474	2.64	791,111	2.60
Loans held for sale	21,715	4.81	20,188	4.93	15,409	5.60	18,920	4.80	14,180	5.90
Loans
Commercial and industrial	699,982	7.35	650,787	7.51	616,356	7.28	665,635	7.42	588,269	7.23
CRE − Construction, land and development	322,068	9.20	363,466	5.77	250,869	6.33	341,533	6.65	172,700	6.77
CRE − Multifamily	371,925	6.15	340,709	6.46	351,804	6.50	356,019	6.41	272,125	5.87
CRE − Non-owner occupied (2)	846,558	6.16	887,935	6.26	1,002,857	6.68	912,066	6.41	712,734	6.14
CRE − Owner occupied	429,087	6.18	435,469	7.73	293,169	6.56	421,997	6.62	286,540	5.71
Agricultural − Land	65,995	6.42	66,676	5.53	59,400	5.73	66,483	5.89	45,729	5.10
Agricultural − Production	63,408	6.78	64,685	6.80	58,999	7.36	64,118	7.05	43,361	6.89
RRE − First lien	884,293	4.81	898,011	4.83	904,414	4.50	895,225	4.83	747,874	4.17
RRE − Construction	34,858	6.74	33,834	6.61	31,722	9.74	36,309	7.37	22,832	6.58
RRE − HELOC	249,844	6.38	213,232	6.82	153,344	7.60	205,287	6.79	131,617	8.02
RRE − Junior lien	38,167	6.47	40,997	6.40	47,041	6.25	41,406	6.37	38,982	6.24
Other consumer	42,897	6.53	41,135	6.94	44,959	7.19	40,956	6.87	36,252	6.81
Total loans (1)	4,049,082	6.35	4,036,936	6.31	3,814,934	6.27	4,047,034	6.30	3,099,015	5.93
Federal Reserve/FHLB stock	23,634	8.16	22,398	7.46	20,717	7.66	24,142	8.05	17,901	8.12
Total interest earning assets	4,926,530	5.72	4,965,849	5.70	4,808,393	5.60	4,957,720	5.69	4,221,873	5.28
Noninterest earning assets	325,516		307,457		464,384		320,147		281,610
Total assets	$5,252,046		$5,273,306		$5,272,777		$5,277,867		$4,503,483
Interest-Bearing Liabilities
Interest-bearing demand deposits	$1,305,972	1.72%	$1,227,029	1.80%	$1,209,674	1.98%	$1,257,069	1.78%	$1,010,888	2.12%
Money market and savings deposits	1,592,569	2.72	1,587,694	2.84	1,520,616	3.15	1,583,232	2.81	1,250,939	3.60
Time deposits	600,966	3.57	772,345	3.81	698,358	4.24	687,320	3.76	518,826	4.39
Fed funds purchased and BTFP	35,617	4.20	16,636	4.94	22,012	4.93	62,618	4.60	249,180	4.95
FHLB short-term advances	207,065	4.20	200,000	4.56	200,000	5.10	201,781	4.47	200,000	5.12
Long-term debt	59,169	4.32	59,137	4.37	59,055	4.48	59,126	4.40	59,013	4.59
Total interest-bearing liabilities	3,801,358	2.63	3,862,841	2.83	3,709,715	3.11	3,851,146	2.78	3,288,846	3.48
Noninterest-Bearing Liabilities and Stockholders' Equity
Noninterest-bearing deposits	797,521		800,028		847,153		813,785		704,463
Other noninterest-bearing liabilities	101,061		85,978		237,817		87,613		112,436
Stockholders’ equity	552,106		524,459		478,092		525,323		397,738
Total liabilities and stockholders’ equity	$5,252,046		$5,273,306		$5,272,777		$5,277,867		$4,503,483
Net interest rate spread		3.09%		2.87%		2.49%		2.91%		1.80%
Net interest margin, tax-equivalent (1)		3.69%		3.50%		3.20%		3.53%		2.56%

(1)	Taxable-equivalent adjustment was calculated utilizing a marginal income tax rate of 21.0%.
(2)	Average balances and average yield/rate includes non-mortgage loans sold and held for sale for the three months ended December 31, 2025 and the year ended December 31, 2025.